UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2007
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3151 Jay Street
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 29, 2007, 8x8, Inc. (the "Company") and Riverview Group, LLC amended two investor Common Stock Purchase Warrants issued on June 21, 2004 and September 30, 2004. The amended Common Stock Purchase Warrants will result in the Company changing the classification of warrants for 3,659,624 shares of common stock from liability to equity on the Company's balance sheet during the quarter ending September 30, 2007. The Company's remaining investor warrants for 1,785,714 shares of common stock issued on December 19, 2005, have not been amended and will continue to be accounted for as liabilities. A copy of the amendments are attached hereto as Exhibits 4.1.1 and 4.3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit No.	Description
4.1.1	Amendment to June 21, 2004 Common Stock Purchase Warrant
4.3.1	Amendment to September 30, 2004 Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 30, 2007

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer, Vice President of Finance and Secretary

INDEX TO EXHIBITS

Exhibit	Description
4.1.1 *	Amendment to June 21, 2004 Common Stock Purchase Warrant
4.3.1 *	Amendment to September 30, 2004 Common Stock Purchase Warrant

*    Also provided in PDF format as a courtesy.